Investment Managers Series Trust
235 W. Galena Street
Milwaukee, Wisconsin 53212

October 8, 2014

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington, D.C. 20549

Re:	Investment Managers Series Trust
File Nos. 333-122901 and 811-21719
(filing relates to Robinson Tax Advantaged Income Fund (the “Fund”))

Ladies and Gentlemen:

On behalf of Investment Managers Series Trust, a Delaware statutory trust (the “Registrant”), we are hereby filing, pursuant to the requirements of Rule 497(k), a summary prospectus for the Fund.

Please call Kiran Dhillon at 626-385-5770 with any comments or questions relating to the filing.

Sincerely,

/s/ KIRAN DHILLON
Kiran Dhillon
Investment Managers Series Trust
Assistant Secretary